UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 31, 2025

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1781 Flight Way	Tustin	CA	92782
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number including area code: (888) 393-8248
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SBRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Overview
As previously disclosed in a Form 8-K filed by Sabra Health Care REIT, Inc. (“Sabra” or the “Company”) on March 24, 2025 (the “March 8-K”), Talya Nevo-Hacohen, the Company’s Chief Investment Officer, Treasurer and Executive Vice President, decided to retire from Sabra, effective December 31, 2025. Ms. Nevo-Hacohen will remain in a consulting role with Sabra following her retirement pursuant to a consulting agreement, as described in the March 8-K.
Appointment of Executive Officer
On December 31, 2025, Sabra’s Board of Directors (the “Board”), appointed Darrin Smith to succeed Ms. Nevo-Hacohen as the Company’s Chief Investment Officer, and also appointed Mr. Smith to serve as the Company’s Secretary and Executive Vice President, in each case effective January 1, 2026, until his successor is duly elected and qualifies. In connection with this appointment and Ms. Nevo-Hacohen’s retirement, Michael Costa was appointed by the Board to serve as the Company’s Treasurer (in addition to continuing to serve as the Company’s Executive Vice President and Chief Financial Officer) effective January 1, 2026, until his successor is duly elected and qualifies.
From March 2020 until his appointment as Chief Investment Officer, Mr. Smith, age 56, served as Sabra’s Executive Vice President, Investments. Mr. Smith previously served as Senior Vice President — Senior Housing Investments at HCP, Inc. (now Healthpeak Properties, Inc.), a healthcare REIT, from January 2010 through December 2018. Prior to joining HCP in 2005, he held various positions in acquisitions and portfolio management for six years at GE Capital Real Estate, most recently as Senior Director of Portfolio Management. Prior to that, Mr. Smith spent over five years in the real estate group of Ernst & Young, LLP managing various audit and consulting engagements. He is a Certified Public Accountant (inactive status) and holds a Bachelor of Science in Accounting degree from California State University, Long Beach.
On December 31, 2025, the Compensation Committee of the Board approved an employment agreement between the Company and Mr. Smith (the “Employment Agreement”), which agreement is effective as of January 1, 2026. The Employment Agreement provides for an initial annual base salary of $470,000 that is subject to annual merit increases and an annual incentive bonus pursuant to the Company’s Executive Bonus Plan. The Employment Agreement also provides that Mr. Smith is entitled to participate in the Company’s benefit programs for its senior executives, to accrue paid time off in accordance with the Company’s policy for senior executive officers and to be reimbursed for his business expenses.
In the event that Mr. Smith’s employment is terminated by the Company without “good cause” or by Mr. Smith for “good reason” (as those terms are defined in the Employment Agreement), he will be entitled to a lump sum cash severance payment equal to the sum of his annual base salary then in effect and the average of the annual bonus he actually earned for the preceding three years, multiplied by a severance multiplier equal to 1.5, plus any accrued and unpaid bonus for any prior fiscal year and a prorated bonus payment for the year in which the termination occurs. Mr. Smith and his family members will also be entitled to continued coverage under the Company’s health plans or, at Mr. Smith’s option, a monthly cash payment equal to the applicable COBRA premium for such continued coverage, for a period of up to 18 months, except that if such termination occurs on or within two years following a change in control of the Company, the period will be up to 24 months following the date of termination. In the event Mr. Smith’s employment is terminated by the Company without good cause or by Mr. Smith for good reason on or within two years following a change in control of the Company, he will be entitled to a lump sum cash severance payment equal to the sum of his annual base salary then in effect and the average of the annual bonus he actually earned for the preceding three years, multiplied by a severance multiplier of two, plus any accrued and unpaid bonus for any prior fiscal year and a prorated target bonus payment for the year in which the termination occurs (which would be calculated assuming the Company achieves 100% of the financial performance target(s) applicable to the bonus for such fiscal year). Mr. Smith’s right to receive severance payments pursuant to the Employment Agreement is conditioned upon his execution and delivery of (and not revoking) a general release in favor of the Company. In addition, if any payments under the Employment Agreement trigger the excise tax imposed by Section 4999 of the Internal Revenue Code, payments to Mr. Smith will be reduced as provided in the Employment Agreement to a level that does not trigger the excise tax if the total after-tax benefit of such reduction exceeds the total after-tax benefit if such reduction is not made.
Pursuant to the Employment Agreement, Mr. Smith agrees that he will not disclose any confidential information of the Company at any time during or after employment with the Company. In addition, Mr. Smith has agreed that, for a period of one year following a termination of employment with the Company, he will not solicit the Company’s employees or customers or interfere with any of the Company’s business relationships.
The term of the Employment Agreement is for an initial period of three years and annually renews for a one-year period on each anniversary of the January 1, 2026 effective date; provided, however, that if after the first year of the term, either party to the agreement provides 60 days’ notice prior to the anniversary of the effective date of the agreement, the agreement will terminate on the anniversary of the effective date occurring in the second year following the year in which such notice was provided.
In connection with his appointment, Mr. Smith will also enter into an indemnification agreement with the Company, the form of which agreement has previously been filed by Sabra with the Securities and Exchange Commission.
There are no arrangements or understandings between Mr. Smith and any other person pursuant to which Mr. Smith was appointed as Chief Investment Officer, Secretary and Executive Vice President, and there are no transactions in which Mr. Smith has an interest that would require disclosure under Item 404(a) of Regulation S-K. No family relationship exists between Mr. Smith and any director or other executive officer of the Company.
The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1 and incorporated in this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.
On January 5, 2026, the Company issued a press release announcing the appointment of Mr. Smith as Chief Investment Officer, Secretary and Executive Vice President, as set forth in Item 5.02 of this Current Report on Form 8-K.
A copy of the press release regarding Mr. Smith’s appointment is furnished as Exhibit 99.1 hereto. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated January 1, 2026, by and between Darrin Smith and Sabra Health Care REIT, Inc.

99.1	Press Release dated January 5, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

Date: January 5, 2026	/S/ MICHAEL COSTA
	Name:	Michael Costa
	Title:	Chief Financial Officer, Treasurer and Executive Vice President